                                                             Page 44 of 59 Pages

                                                                       Exhibit 5

                             Executive Officers and
                       Members of Conseil d'Administration
                                       of
                         AXA COURTAGE ASSURANCE MUTUELLE

            The names of the Members of Conseil d'Administration and the names and titles of the Executive Officers of AXA Courtage Assurance Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Courtage Assurance Mutuelle at 26, rue de Louis-le-Grand, 75002 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Courtage Assurance Mutuelle and each individual is a citizen of the Republic of France.

            Name, Business Address              Present Principal Occupation
            ----------------------              ----------------------------
       *  Claude Bebear                       Chairman; Chairman of the Executive
          23, avenue Matignon                 Board, AXA-UAP
          75008 Paris, France

       *  Francis Cordier                     Chairman and Chief Executive Officer,
          rue Nicephore Niepce BP 232 76304   Group Demay Lesieur (food industry)
          Sotteville Les Rouen, France

       *  Gerard Coutelle                     Retired

       *  Henri de Castries                   Senior Executive Vice President,
          23, avenue Matignon                 Financial Services and Life Insurance
          75008 Paris, France                 Activities (U.S. & U.K.), AXA-UAP

       *  Jean-Rene Fourtou                   Chairman and Chief Executive Officer,
          25, quai Paul Doumer                Rhone-Poulenc S.A. (industry)
          92408 Courbevoie, France

       *  Patrice Garnier                     Retired
          Latreaumont
          76360 Baretin, France

       *  Henri Lachmann                      Vice Chairman; Chairman and Chief
          56, rue Jean Giraudoux              Executive Officer, Strafor Facom (office
          67000 Strasbourg, France            furniture)

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                                                             Page 45 of 59 Pages

            Name, Business Address              Present Principal Occupation
            ----------------------              ----------------------------
       *  Francis Magnan                      Chairman and Chief Executive Officer,
          50, boulevard des Dames             Compagnie Daher (air and sea
          13002 Marseille, France             transportation)

       *  Jean de Ribes                       Chairman and Chief Executive Officer,
          13, rue Notre Dame des Victoires    Banque Rivaud (banking)
          75008 Paris, France

       *  Georges Rousseau                    Retired
          2, rue des Mouettes
          76130 Mont Saint Aignan, France

       *  Jean-Paul Saillard                  Manager, AXA-UAP
          23, avenue Matignon
          75008 Paris, France

       *  Claude Tendil                       Chief Executive Officer; Senior
          21, rue de Chateaudun               Executive Vice President, French
          75009 Paris, France                 Insurance Activities, AXA-UAP

-------------------------------------------
    *  Member, Conseil d'Administration